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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Sierra Pacific Resources on Form S-3 of our report dated February 28, 2003 (which includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142), appearing in the Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Reno, Nevada
May 6, 2003